Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 28, 2023, Xtant Medical Holdings, Inc., a Delaware corporation (“Xtant” or the “Company”), entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Surgalign SPV, Inc. (“Surgalign SPV”), a Delaware corporation and wholly owned subsidiary of Surgalign Spine Technologies, Inc., a Delaware corporation (“Seller”), Seller and Surgalign Holdings, Inc., a Delaware corporation, pursuant to which Xtant purchased all of the issued and outstanding shares of common stock of Surgalign SPV, which shares constituted all of the outstanding equity of Surgalign SPV, for an aggregate purchase price of $17.0 million in cash (the “Transaction”). The Company funded the purchase price with cash on hand and approximately $5.0 million of indebtedness incurred under its term loan. The closing contemplated by the Equity Purchase Agreement occurred on February 28, 2023 (the “Closing”).

The following tables and accompanying notes (collectively the “Pro Forma Financial Statements”) present the Company’s statements of income and balance sheet on a pro forma combined basis after giving effect to the Transaction. The information in the tables below under the heading “Unaudited Pro Forma Combined Statement of Operations” for the nine months ended September 30, 2022 and the year ended December 31, 2021 give effect to the Transaction as if it had taken place on January 1, 2021 (the “Unaudited Pro Forma Combined Statements of Operations”). The information in the table below under the heading “Unaudited Pro Forma Condensed Combined Balance Sheet” as of September 30, 2022 gives effect to the Transaction as if it had taken place on September 30, 2022 (the “Unaudited Pro Forma Condensed Combined Balance Sheet”).

The pro forma adjustments are based upon currently available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The unaudited pro forma combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transaction.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”, which is herein referred to as Article 11, and are being provided pursuant to Rule 3-05 of Regulation S-X as the Acquisition constitutes a significant acquisition.

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments in the following unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2022

(In thousands)

	Xtant (Historical)	Surgalign SPV (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined

ASSETS
Current Assets:
Cash and cash equivalents	$17,363	$—	$(12,000)	5(a), 5(b)	$5,363
Restricted cash	240	—	—		240
Trade accounts receivable, net of allowance for credit losses and doubtful accounts of $549	9,839	—	—		9,839
Inventories	16,993	123	895	5(c)	18,011
Prepaid and other current assets	673	—	—		673
Total current assets	45,108	123	(11,105)		34,126
Property and equipment, net	5,669	—	947	5(d)	6,616
Right-of-use asset, net	1,490	—	—		1,490
Other assets	219	—	—		219
Intangible assets, net	358	—	10,600	5(e)	10,958
Goodwill	3,205	—	4,435	4	7,640
Total Assets	$56,049	$123	$4,877		$61,049

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,779	$—	$—		$3,779
Accrued liabilities	5,021	—	—		5,021
Current portion of lease liability	443	—	—		443
Current portion of finance lease obligations	61	—	—		61
Line of credit	720	—	—		720
Current portion of long-term debt	1,335	—	554	5(b)	1,889
Total current liabilities	11,359	—	554		11,913
Long-term Liabilities:
Lease liability, less current portion	1,094	—	—		1,094
Finance lease obligation, less current portion	197	—	—		197
Long-term debt, plus premium and less issuance costs	10,626	—	4,446	5(b)	15,072
Total Liabilities	23,276	—	5,000		28,276
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—	—		—
Common stock, $0.000001 par value; 300,000,000 shares authorized; 101,981,250 shares issued and outstanding as of September 30, 2022	—	—	—		—
Additional paid-in capital	274,234	—	—		274,234
Accumulated deficit	(241,461)	—	—		(241,461)
Total Stockholders’ Equity	32,773	—	—		32,773
Total Liabilities & Stockholders’ Equity	$56,049	$—	$5,000		$61,049

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2022

(In thousands)

	Xtant (Historical)	Surgalign SPV (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Revenue
Orthopedic product sales	$42,689	$10,931	$—		$53,620
Other revenue	10	—	—		10
Total Revenue	42,699	10,931	—		53,630

Cost of sales	18,868	378	164	5(c)	19,410
Gross Profit	23,831	10,553	(164)		34,220

Operating Expenses
General and administrative	11,496	253	1,130	5(e)	12,879
Sales and marketing	16,683	5,506	43	5(d)	22,232
Research and development	683	—	—		683
Total Operating Expenses	28,862	5,759	1,173		35,794

(Loss) Income from Operations	(5,031)	4,794	(1,337)		(1,574)

Other Expense
Interest expense	(1,197)	—	(189)	5(b)	(1,386)
Total Other Expense	(1,197)	—	(189)		(1,386)

Net (Loss) Income from Operations Before Provision for Income Taxes	(6,228)	4,794	(1,526)		(2,960)

Provision for Income Taxes Current and Deferred	(48)	—	—		(48)
Net (Loss) Income	$(6,276)	$4,794	$(1,526)		$(3,008)

Net Loss Per Share:
Basic	$(0.07)				$(0.03)
Dilutive	$(0.07)				$(0.03)

Shares used in the computation:
Basic	89,236,832				89,236,832
Dilutive	89,236,832				89,236,832

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2021

(In thousands)

	Xtant (Historical)	Surgalign SPV (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Revenue
Orthopedic product sales	$55,146	$17,821	$—		$72,967
Other revenue	117	—	—		117
Total Revenue	55,263	17,821	—		73,084

Cost of sales	22,773	639	186	5(c)	23,598
Gross Profit	32,490	17,182	(186)		49,486

Operating Expenses
General and administrative	14,449	406	1,507	5(e)	16,362
Sales and marketing	21,025	8,733	(204)	5(d)	29,554
Research and development	870	—	—		870
Total Operating Expenses	36,344	9,139	1,303		46,786

(Loss) Income from Operations	(3,854)	8,043	(1,489)		2,700

Other Expense
Interest expense	(995)	—	(1,282)	5(b)	(2,277)
Total Other Expense	(995)	—	(1,282)		(2,277)

Net (Loss) Income from Operations Before Provision for Income Taxes	(4,849)	8,043	(2,771)		423

Provision for Income Taxes Current and Deferred	—	—	—		—
Net (Loss) Income	$(4,849)	$8,043	$(2,771)		$423

Net Loss Per Share:
Basic	$(0.06)				$0.00
Dilutive	$(0.06)				$0.00

Shares used in the computation:
Basic	85,456,175				85,456,175
Dilutive	85,456,175				86,070,797

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands)

(1) Description of the Transaction

On February 28, 2023, Xtant Medical Holdings, Inc., a Delaware corporation (“Xtant” or the “Company”), entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Surgalign SPV, Inc. (“Surgalign SPV”), a Delaware corporation and wholly owned subsidiary of Surgalign Spine Technologies, Inc., a Delaware corporation (“Seller”), Seller and Surgalign Holdings, Inc., a Delaware corporation, pursuant to which Xtant purchased all of the issued and outstanding shares of common stock of Surgalign SPV, which shares constituted all of the outstanding equity of Surgalign SPV, for an aggregate purchase price of $17.0 million in cash. Xtant funded the purchase price with cash on hand and approximately $5.0 million of indebtedness incurred under its term loan. The closing contemplated by the Equity Purchase Agreement occurred on February 28, 2023 (the “Closing”).

Immediately prior to the Closing, Seller and its affiliates transferred and assigned to Surgalign SPV, a privately held, newly formed entity, certain intellectual property, contractual rights and other assets related to the design, manufacture, sale and distribution of its Coflex and CoFix products in the United States. The Coflex and CoFix products have been approved by the U.S. Food and Drug Administration for the treatment of moderate to severe lumbar spinal stenosis in conjunction with decompression and provide minimally invasive, motion preserving stabilization.

(2) Basis of Pro Forma Presentation

The historical financial information of the Company being presented in these Unaudited Pro Forma Financial Statements is derived from the Company’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2022, audited consolidated statement of operations for the fiscal year ended December 31, 2021 and unaudited condensed consolidated balance sheet as of September 30, 2020, which were prepared in accordance with U.S. GAAP.

The historical financial information of Surgalign SPV being presented in these Unaudited Pro Forma Financial Statements is based on the Abbreviated Statements of Assets Acquired and Abbreviated Statements of Revenues and Direct Expenses (the “Abbreviated Financial Statements”), which are in an abbreviated format and are presented in lieu of the financial information otherwise required by Rule 3-05 of Regulation S-X. The historical abbreviated financial information of Surgalign SPV is derived (“carved-out”) from the Seller’s consolidated financial statements, including the unaudited condensed combined statement of comprehensive loss for the nine months ended September 30, 2022, the audited combined statement of comprehensive loss for the year ended December 31, 2021 and the unaudited condensed combined balance sheet as of September 30, 2022, which were prepared in accordance with U.S. GAAP. Note 1 to the Abbreviated Financial Statements included in Exhibit 99.1 of this Form 8-K/A provides further information regarding the basis of presentation in the Abbreviated Financial Statements. The Abbreviated Financial Statements only reflect the assets conveyed in the Equity Purchase Agreement, and do not purport to reflect the financial position and results of operations of Surgalign SPV, had such business operated on a stand-alone basis during the periods presented.

The acquisition of Surgalign SPV will be accounted for under the acquisition method of accounting in accordance with FASB ASC 805, Business Combinations, using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. Xtant has been treated as the acquirer for financial reporting purposes. Accordingly, the purchase consideration allocated to the assets and liabilities of Surgalign SPV for preparation of these pro forma financial statement is based upon their estimated preliminary fair values assuming the Transaction was completed as of September 30, 2022. The amount of the purchase consideration that was in excess of the estimated preliminary fair values of the assets acquired on September 30, 2022 is recorded as goodwill in the unaudited pro forma condensed combined balance sheet.

As of the date of the Current Report on Form 8-K to which these unaudited pro forma combined financial statements are filed as an exhibit, the Company has not completed detailed valuation studies necessary to arrive at the final estimates of the fair value of the total assets to be acquired and the related allocations of purchase price. As indicated in Note 5 to these unaudited pro forma condensed combined financial statements, Management has made certain adjustments to the historical book values of the assets acquired to reflect preliminary estimates of fair value necessary to prepare the unaudited pro forma condensed combined financial statements, with the excess of the purchase price over the adjusted historical net assets of the assets acquired recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once Management has completed the valuation studies necessary to finalize the required purchase price allocations and identified. There can be no assurance that such finalization will not result in material changes. The preliminary unaudited pro forma purchase price allocation has been made solely for preparing these unaudited pro forma condensed combined financial statements.

(3) Accounting Policies

As part of preparing these unaudited pro forma condensed combined financial statements, Management conducted an initial review of the accounting policies of the Seller to determine if differences in accounting policies require reclassification of results of operations or reclassification of assets to conform to Xtant’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Management did not become aware of any material differences between accounting policies of Xtant and the Seller.

(4) Preliminary Purchase Price Allocations

The Company purchased all of the issued and outstanding shares of common stock of Surgalign SPV, which shares constituted all of the outstanding equity of Surgalign SPV, for an aggregate purchase price of $17.0 million in cash. The Company funded the Purchase Price with cash on hand and approximately $5.0 million of indebtedness incurred under its existing term loan.

The table below represents the preliminary allocation of the total consideration for Surgalign SPV’s assets based on management’s preliminary estimate of their respective fair values as of February 28, 2023 (in thousands):

Inventories	$1,018
Equipment	947
Intangible assets	10,600
Total assets acquired	12,565

Goodwill	4,435

Total preliminary purchase consideration	$17,000

The acquisition was recorded by allocating the costs of the net assets acquired based on their estimated fair values at the acquisition date. The fair values were based on management’s analysis, including work performed by third-party valuation specialists. Management’s estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as we finalize our valuations of assets acquired and liabilities assumed in connection with the acquisition. The primary areas of the purchase price allocation that are not yet finalized relate to identifiable intangible assets and goodwill.

(5) Transaction Accounting Adjustments

The transaction accounting adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Unaudited Pro Forma Financial Statements:

(a) Purchase Consideration

Reflects the adjustments to record cash paid at closing of $17 million, including the incurrence of $5 million additional indebtedness under the Company’s existing term loan.

(b) Debt and Interest Expense

Reflects the incurrence of $5 million additional indebtedness under the Company’s existing term loan, of which, $4.4 million is reflected as an increase in long-term borrowings and $0.6 million as current.

Components of pro forma interest expense are summarized in the table below:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021

Interest expense on the Notes	$1,001	$1,873
Amortization of debt issuance cost	59	113
Accretion of final payment	65	124
Total pro forma interest expense on existing Notes	1,125	2,110
Historical other interest expense	261	167
Pro forma combined interest expense	$1,386	$2,277

The effective rate of the term loan, inclusive of amortization of debt issuance costs and accretion of the final payment presented above was 13.3% as of Closing. The use of the Closing date effective interest rate for the presentation of interest expense results in an increase of $0.3 million and $0.6 million from the historical effective interest rate of 9.52% for the nine months ended September 30, 2022, and year ended December 31, 2021, respectively.

(c) Inventory and Cost of Sales

Reflects the adjustments to record inventories at their estimated fair value as of the date of the Transaction of $1.0 million and to eliminate the historical carrying value of $0.1 million. The Company recorded additional cost of sales of $0.2 million for both the nine months ended September 30, 2022, and the year ended December 31, 2021, in connection with the sell-through of inventory at the stepped-up fair value.

(d) Property and Equipment and Depreciation

Reflects the adjustments to record property and equipment at their estimated fair value as of the date of the Transaction of $0.9 million. There was no historically recorded book value to eliminate. In connection with the recorded fair value the Company recorded additional depreciation expense of $0.1 million and $0.2 million for the nine months ended September 30, 2022, and year ended December 31, 2021, respectively. The historical purchase expense related to equipment of $0.1 million and $0.4 million was eliminated.

(e) Intangibles and Amortization

Reflects the adjustments to record intangible assets at the estimated fair value of $10.6 million. In connection with the recorded fair value the Company recorded additional amortization expense of $1.1 million and $1.5 million for the nine months ended September 30, 2022, and year ended December 31, 2021, respectively.